Exhibit 99.1

COVANTA HOLDING CORPORATION REPORTS
2014 FIRST QUARTER RESULTS AND
AFFIRMS 2014 GUIDANCE

MORRISTOWN, NJ, April 22, 2014 - Covanta Holding Corporation (NYSE: CVA) ("Covanta" or the "Company"), a leading global owner and operator of Energy-from-Waste ("EfW") projects, reported financial results today for the three months ended March 31, 2014.

Three Months Ended March 31,
	2014	2013
Continuing Operations	(Unaudited, $ in millions, except per share amounts)
Revenue	$ 401	$ 372
Net Loss from Continuing Operations	$ (9)	$ (24)
Adjusted EBITDA	$ 87	$ 61
Free Cash Flow	$ 67	$ 27
Adjusted EPS	$ (0.03)	$ (0.19)

Q1 2014 Highlights:

•	Higher energy prices due to the cold weather had a net positive effect on results

•	Signed contract extension with Fairfax County, Virginia client - begins February 2016

•	Increased cash dividend by 9% to annualized $0.72 per share

Commenting on Covanta’s first quarter performance and 2014 outlook, Anthony Orlando, Covanta’s President and CEO stated, “All of our key metrics came in better than last year, largely due to higher energy prices and the timing of planned maintenance. Our steady operations during the cold winter weather resulted in a net benefit, with higher energy prices partially offset by a number of factors. This was all generally consistent with our expectations and our full year guidance outlook is unchanged.”

First Quarter Results - From Continuing Operations
For the three months ended March 31, 2014, total operating revenues increased by $29 million to $401 million. The increase was primarily driven by higher waste tons processed and higher energy pricing at both EfW and biomass facilities, the Camden acquisition in 2013, and our successful efforts to increase the quantity and quality of the metal we recover. These benefits were partially offset by lower construction revenue and lower debt service revenue.

Excluding certain items (1), operating expenses decreased by $3 million to $377 million. The decrease was due to less scheduled maintenance activity due to timing, lower construction expense, and higher renewable energy credits (accounted for as a contra expense), which were partially offset by higher fuel costs and the Camden acquisition. As a result, operating income improved by $32 million to $24 million in the three months ended March 31, 2014.

Adjusted EBITDA increased by $26 million to $87 million. The improvement was largely driven by higher energy prices and timing of scheduled maintenance activity.

Free Cash Flow improved by $40 million to $67 million in 2014, driven primarily by the improvement in Adjusted EBITDA and the timing of construction working capital.

Adjusted EPS increased by $0.16 to $(0.03) in 2014. The improvement was primarily due to higher operating income.

Dividend
During the quarter, the Company increased its cash dividend by 9% to an annualized $0.72 per share.

2014 Guidance
The Company is affirming guidance for 2014 for the following key metrics:

Continuing Operations
(In millions, except per share amounts)

Metric	2013 Actual	2014 Guidance Range
Adjusted EBITDA	$ 494	$ 470 - $ 500
Free Cash Flow	$ 245	$ 170 - $ 210
Excluding Construction Working Capital	$ 251	$ 215 - $ 245
Adjusted EPS	$ 0.38	$ 0.35 - $ 0.50

Conference Call Information
Covanta will host a conference call at 8:30 AM (Eastern) on Wednesday, April 23, 2014 to discuss its first quarter results. The conference call will begin with prepared remarks, which will be followed by a question and answer session. To participate, please dial 800-860-2442 approximately 10 minutes prior to the scheduled start of the call. If calling from Canada, please dial 866-605-3852. If calling outside of the United States and Canada, please dial 412-858-4600. Please request the “Covanta Holding Corporation call” when prompted by the conference call operator. The conference call will also be webcast live from the Investor Relations section of the Company’s website. A presentation will be made available during the call and will be found on the Investor Relations section of the Covanta website at www.covanta.com.

[1]	Q1 2013 includes a pension plan settlement gain of $6 million. In Q1 2014, we recorded a non-cash write-down of $9 million. For additional information, see Exhibit 4A - Note (a) of this press release.

A replay will be available one hour after the end of the conference call through 9:00 AM (Eastern) Friday, May 2, 2014. To access the replay, please dial 877-344-7529, or from outside of the United States 412-317-0088 and use the replay conference ID number 10043707. The webcast will also be archived on www.covanta.com.

About Covanta
Covanta is a world leader in providing sustainable waste and energy solutions. The Company’s 45 Energy-from-Waste facilities provide communities and businesses around the world with environmentally sound solid waste disposal by using waste to generate clean, renewable energy. Annually, Covanta’s modern Energy-from-Waste facilities safely and securely convert approximately 20 million tons of waste into clean, renewable electricity to power one million homes and recycle over 440,000 tons of metal. Energy-from-Waste facilities reduce greenhouse gases, complement recycling and are a critical component to sustainable solid waste management. For more information, visit www.covanta.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta Holding Corporation and its subsidiaries (“Covanta”) or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. For additional information see the Cautionary Note Regarding Forward-Looking Statements at the end of the Exhibits.

Investor Contacts
Alan Katz
1.862.345.5456

Clare Rauseo
1.862.345.5236

IR@covanta.com

Media Contact
James Regan
1.862.345.5216

Covanta Holding Corporation	Exhibit 1
Condensed Consolidated Statements of Operations

	Three Months Ended March 31,
	2014	2013
	(Unaudited) (In millions, except per share amounts)
Operating revenues
Waste and service revenues	$241	$230
Recycled metals revenues	21	16
Energy revenues	120	102
Other operating revenues	19	24
Total operating revenues	401	372
Operating expenses
Plant operating expenses	282	280
Other operating expenses	18	17
General and administrative expenses	21	21
Depreciation and amortization expense	53	53
Net interest expense on project debt	3	3
Net write-offs (a)	9	—
Total operating expenses	386	374
Operating income (loss)	15	(2)
Other expenses
Interest expense	(29)	(29)
Non-cash convertible debt related expense	(8)	(7)
Loss on extinguishment of debt (b)	(2)	(1)
Total other expenses	(39)	(37)
Loss from continuing operations before income tax benefit and equity in net income (loss) from unconsolidated investments	(24)	(39)
Income tax benefit	14	16
Equity in net income (loss) from unconsolidated investments	1	(1)
Loss from continuing operations	(9)	(24)
Loss from discontinued operations, net of income tax expense of $0 and $1, respectively	—	(2)
Net Loss	(9)	(26)
Less: Net loss from continuing operations attributable to noncontrolling interests in subsidiaries	—	1
Net Loss Attributable to Covanta Holding Corporation	$(9)	$(25)

Covanta Holding Corporation
Condensed Consolidated Statements of Operations (continued)

	Three Months Ended March 31,
	2014	2013
	(Unaudited) (In millions, except per share amounts)
Amounts Attributable to Covanta Holding Corporation stockholders:
Continuing operations	$(9)	$(23)
Discontinued operations	—	(2)
Net Loss Attributable to Covanta Holding Corporation	$(9)	$(25)

Loss Per Share Attributable to Covanta Holding Corporation stockholders:
Basic
Continuing operations	$(0.07)	$(0.17)
Discontinued operations	—	(0.02)
Covanta Holding Corporation	$(0.07)	$(0.19)
Weighted Average Shares	129	130

Diluted
Continuing operations	$(0.07)	$(0.17)
Discontinued operations	—	(0.02)
Covanta Holding Corporation	$(0.07)	$(0.19)
Weighted Average Shares	129	130

Cash Dividend Declared Per Share:	$0.18	$0.165

Supplemental Information - Non-GAAP
Adjusted EPS (c)	$(0.03)	$(0.19)

(a) For additional information, see Exhibit 4A - Note (a) of this Press Release.
(b) For additional information, see Exhibit 7 - Note (f) of this Press Release.
(c) For additional information, see Exhibit 4 of this Press Release.

Covanta Holding Corporation	Exhibit 2
Condensed Consolidated Balance Sheets

	As of
	March 31, 2014	December 31, 2013
	(Unaudited)
ASSETS	(In millions, except per share amounts)
Current:
Cash and cash equivalents	$389	$198
Restricted funds held in trust	39	41
Receivables (less allowances of $4 and $4, respectively)	263	265
Unbilled service receivables	17	16
Deferred income taxes	30	25
Note Hedge	79	78
Prepaid expenses and other current assets	116	110
Assets held for sale	4	7
Total Current Assets	937	740
Property, plant and equipment, net	2,661	2,636
Investments in fixed maturities at market (cost: $32 and $32, respectively)	32	32
Restricted funds held in trust	126	126
Unbilled service receivables	11	13
Waste, service and energy contract intangibles, net	346	364
Other intangible assets, net	20	20
Goodwill	249	249
Investments in investees and joint ventures	39	47
Other assets	160	151
Total Assets	$4,581	$4,378
LIABILITIES AND EQUITY
Current:
Current portion of long-term debt (a)	$535	$528
Current portion of project debt	53	55
Accounts payable	64	24
Accrued expenses and other current liabilities	267	250
Liabilities held for sale	1	2
Total Current Liabilities	920	859
Long-term debt (a)	1,754	1,557
Project debt	175	181
Deferred income taxes	715	722
Waste, service and other contract intangibles, net	27	30
Other liabilities	117	118
Total Liabilities	3,708	3,467
Equity:
Covanta Holding Corporation stockholders' equity:
Preferred stock ($0.10 par value; authorized 10 shares; none issued and outstanding)	—	—
Common stock ($0.10 par value; authorized 250 shares; issued 136 and 136 shares, respectively; outstanding 131 and 130 shares, respectively)	14	14
Additional paid-in capital	791	790
Accumulated other comprehensive loss	(9)	(2)
Accumulated earnings	74	106
Treasury stock, at par	(1)	(1)
Total Covanta Holding Corporation stockholders equity	869	907
Noncontrolling interests in subsidiaries	4	4
Total Equity	873	911
Total Liabilities and Equity	$4,581	$4,378

(a) For additional information, see Exhibit 7 - Note (f) of this Press Release.

Covanta Holding Corporation	Exhibit 3
Condensed Consolidated Statements of Cash Flow

	Three Months Ended March 31,
	2014	2013
	(Unaudited, in millions)
OPERATING ACTIVITIES:
Net loss	$(9)	$(26)
Less: Loss from discontinued operations, net of tax expense	—	(2)
Loss from continuing operations	(9)	(24)
Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities from continuing operations:
Depreciation and amortization expense	53	53
Net write-offs (a)	9	—
Pension plan settlement gain	—	(6)
Loss on extinguishment of debt	2	1
Non-cash convertible debt related expense	8	7
Stock-based compensation expense	4	5
Deferred income taxes	(8)	(11)
Other, net	—	(3)
Change in restricted funds held in trust	—	9
Change in working capital, net of effects of acquisitions	43	33
Net cash provided by operating activities from continuing operations	102	64
Net cash provided by (used in) operating activities from discontinued operations	1	(2)
Net cash provided by operating activities	103	62
INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(72)	(63)
Acquisition of noncontrolling interest in subsidiary	—	(14)
Other, net	(1)	(10)
Net cash used in investing activities from continuing operations	(73)	(87)
Net cash provided by investing activities from discontinued operations	—	—
Net cash used in investing activities	(73)	(87)
FINANCING ACTIVITIES:
Proceeds from borrowings on long-term debt (b)	400	—
Payment of deferred financing costs (b)	(10)	(1)
Principal payments on long-term debt (b)	(95)	(1)
Principal payments on project debt	(9)	(16)
Payments of borrowings on revolving credit facility (b)	(115)	(51)
Proceeds from borrowings on revolving credit facility	5	98
Change in restricted funds held in trust	2	(3)
Cash dividends paid to stockholders	(22)	—
Common stock repurchased	—	(24)
Other, net	7	(15)
Net cash provided by (used in) financing activities from continuing operations	163	(13)
Net cash (used in) provided by financing activities from discontinued operations	(2)	3
Net cash provided by (used in) financing activities	161	(10)
Effect of exchange rate changes on cash and cash equivalents	(1)	—
Net increase (decrease) in cash and cash equivalents	190	(35)
Cash and cash equivalents at beginning of period	200	246
Cash and cash equivalents at end of period	390	211
Less: Cash and cash equivalents of discontinued operations at end of period	1	3
Cash and cash equivalents of continuing operations at end of period	$389	$208

(a) For additional information, see Exhibit 4A - Note (a) of this Press Release.
(b) See Exhibit 7 - Note (f) of this Press Release.

Covanta Holding Corporation	Exhibit 4
Reconciliation of Diluted (Loss) Income Per Share to Adjusted EPS

	Three Months Ended March 31,		Full Year Estimated 2014
	2014	2013
	(Unaudited)
Continuing Operations - Diluted (Loss) Income Per Share	$(0.07)	$(0.17)	$0.31 - $0.46
Reconciling Items (a)	0.04	(0.02)	0.04
Adjusted EPS	$(0.03)	$(0.19)	$0.35 - $0.50

(a) For details related to the Reconciling Items, see Exhibit 4A of this Press Release.

Covanta Holding Corporation	Exhibit 4A
Reconciling Items

	Three Months Ended March 31,
	2014	2013
	(Unaudited) (In millions, except per share amounts)
Reconciling Items
Operating loss related to insurance subsidiaries	$1	$—
Net write-offs (a)	9	—
Pension plan settlement gain	—	(6)
Loss on extinguishment of debt (b)	2	1
Total Reconciling Items, pre-tax	12	(5)
Pro forma income tax impact	(6)	2
Total Reconciling Items, net of tax	$6	$(3)
Diluted Income (Loss) Per Share Impact	$0.04	$(0.02)
Weighted Average Diluted Shares Outstanding	129	130

(a) We were notified that we were not selected to continue to operate the Hudson Valley energy-from-waste facility in New York past the expiration of the current service contract on June 30, 2014. Therefore, during the quarter ended March 31, 2014, we recorded a $9 million non-cash write-down of the intangible asset associated with the contract we assumed in a 2009 acquisition.

(b) For additional information, see Exhibit 7 - Note (f) of this Press Release.

Covanta Holding Corporation	Exhibit 5
Reconciliation of Net (Loss) Income to Adjusted EBITDA

	Three Months Ended March 31,		Full Year Estimated 2014
	2014	2013
	(Unaudited, in millions)
Net (Loss) Income from Continuing Operations Attributable to Covanta Holding Corporation	$(9)	$(23)	$40 - $59

Operating loss (income) related to insurance subsidiaries	1	—	(2) - 1

Depreciation and amortization expense	53	53	217 - 207

Debt service:
Net interest expense on project debt	3	3
Interest expense	29	29
Non-cash convertible debt related expense	8	7
Subtotal debt service	40	39	162 - 146

Income tax (benefit) expense	(14)	(16)	25 - 50

Net write-offs (a)	9	—	9

Pension plan settlement gain	—	(6)

Loss on extinguishment of debt (b)	2	1	2

Net (loss) income attributable to noncontrolling interests in subsidiaries	—	(1)	0 - 4

Other adjustments:
Debt service billings in excess of revenue recognized	—	7
Non-cash compensation expense	4	5
Other non-cash items (c)	1	2
Subtotal other adjustments	5	14	17 - 22
Total adjustments	96	84
Adjusted EBITDA	$87	$61	$470 - $500

(a) For additional information, see Exhibit 4 - Note (a) of this Press Release.
(b) For additional information, see Exhibit 7 - Note (f) of this Press Release.
(c) Includes certain non-cash items that are added back under the definition of Adjusted EBITDA in Covanta Energy Corporation's credit agreement.

Covanta Holding Corporation	Exhibit 6
Consolidated Reconciliation of Cash Flow Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended March 31,		Full Year Estimated 2014
	2014	2013
	(Unaudited, in millions)
Cash flow provided by operating activities from continuing operations	$102	$64	$265 - $310

Cash flow used in operating activities from insurance subsidiaries	1	1	0 - 5

Debt service	40	39	162 - 146

Change in working capital	(43)	(33)
Change in restricted funds held in trust	—	(9)
Non-cash convertible debt related expense	(8)	(7)
Equity in net income (loss) from unconsolidated investments	1	(1)
Dividends from unconsolidated investments	—	(1)
Current tax provision	(6)	(5)
Other	—	13
Sub-total	(56)	(43)	43 - 39
Adjusted EBITDA	$87	$61	$470 - $500

Covanta Holding Corporation	Exhibit 7
Reconciliation of Cash Flow Provided by Operating Activities to Free Cash Flow

	Three Months Ended March 31,		Full Year Estimated 2014
	2014	2013
	(Unaudited, in millions)
Cash flow provided by operating activities from continuing operations	$102	$64	$265 - $310
Plus: Cash flow used in operating activities from insurance subsidiaries	1	1	0 - 5
Less: Maintenance capital expenditures (a)	(36)	(38)	(95) - (105)
Free Cash Flow	$67	$27	$170 - $210
Construction working capital	(13)	(24)	(45) - (35)
Free Cash Flow Excluding Construction Working Capital	$80	$51	$215 - $245

Weighted Average Diluted Shares Outstanding	129	130

Uses of Free Cash Flow
Investments:
Acquisition of noncontrolling interest in subsidiary	$—	$(14)
Non-maintenance capital expenditures (b)	(36)	(25)
Other investing activities, net (c)	(1)	(10)
Total investments	$(37)	$(49)

Return of capital to stockholders:
Cash dividends paid to stockholders	$(22)	$—
Common stock repurchased	—	(24)
Total return of capital to stockholders	$(22)	$(24)

Capital raising activities:
Net proceeds from issuance of corporate debt (d) (f)	$393	$—
Other financing activities, net	7	(15)
Net proceeds from capital raising activities	$400	$(15)

Debt repayments:
Net cash used for scheduled principal payments on corporate debt	$—	$(1)
Net cash used for scheduled principal payments on project debt (e)	(7)	(19)
Optional repayment of corporate debt (f)	(95)	—
Fees incurred for debt refinancing	(3)	(1)
Total debt repayments	$(105)	$(21)

Borrowing activities - Revolving credit facility, net (f)	$(110)	$47

Effect of exchange rate changes on cash and cash equivalents	$(1)	$—

Net change in cash and cash equivalents	$192	$(35)

(a)  Purchases of property, plant and equipment are also referred to as capital expenditures. Capital expenditures that primarily maintain existing facilities are classified as maintenance capital expenditures. The following table provides the components of total purchases of property, plant and equipment:

	Three Months Ended March 31,
	2014	2013
Maintenance capital expenditures	$(36)	$(38)
Capital expenditures associated with organic growth investments and New York City contract(b)	(36)	(25)
Total purchases of property, plant and equipment	$(72)	$(63)

(b) Growth investments includes investments in growth opportunities, including organic growth initiatives, technology, business development, and other similar expenditures.

Capital expenditures associated with organic growth initiatives	$(8)	$(25)
Capital expenditures associated with the New York City contract	(28)	—
Total Growth Investments and New York City contract	$(36)	$(25)

(c) Other investing activities is primarily comprised of net payments from the purchase/sale of investment securities.

(d) Excludes borrowings under Revolving Credit Facility. Calculated as follows:

Proceeds from borrowings on long-term debt (f)	$400	$—
Less: Financing costs related to issuance of long-term debt (f)	(7)	—
Net proceeds from issuance of corporate debt (f)	$393	$—

(e) Calculated as follows:

Total scheduled principal payments on project debt	$(9)	$(16)
Decrease (increase) in related restricted funds held in trust	2	(3)
Net cash used for principal payments on project debt	$(7)	$(19)

(f) During the first quarter of 2014, we completed the following financing transactions:
• We issued $400 million aggregate principal amount 5.875% senior notes due 2024. The proceeds of the Notes will be used for general corporate purposes including to repay, at maturity, the 3.25% Cash Convertible Notes due June 1, 2014.

• We completed amendments related to our credit facilities. The amendments raised the revolving credit facility maximum available credit by a $100 million to $1.0 billion and extended the maturity of the revolving credit facility by two additional years through March 2019, and reduced the interest rate on the term loan by 25 basis points.

• We made a voluntary prepayment on the term loan of $95 million, consisting of principal and accrued interest, reducing the outstanding principal to $200 million.
As a result of these transactions, we recognized a loss on extinguishment of debt of approximately $2 million, pre-tax, consisting of the write-off of deferred financing costs and discounts related to the pre-amended credit facilities. We incurred $10 million in costs related to these transactions which have been paid as of March 31, 2014.

Covanta Holding Corporation					Exhibit 8A
Supplemental Information on Operations (a)
(Unaudited, $ in millions)
	Three Months Ended March 31, 2014
	North America
	EfW	Other	Total	Other	Consolidated
Revenue:
Waste and Service:
Waste and Service	$221	$10	$231	$—	$231
Debt Service	6	—	6	—	6
Other Revenues	1	2	3	1	4
Total Waste and Service	228	12	240	1	241
Recycled Metals:
Ferrous	14	1	15	—	15
Non-Ferrous	6	—	6	—	6
Total Recycled Metals	20	1	21	—	21
Energy:
Energy Sales	83	18	101	9	110
Capacity	8	2	10	—	10
Total Energy Revenue	91	20	111	9	120
Other Revenue	—	19	19	—	19
Total Revenue	$339	$52	$391	$10	$401

Operating Expenses:
Plant Operating Expenses:
Plant Maintenance	80	3	83	1	84
Other Plant Operating Expenses	153	37	190	8	198
Total Plant Operating Expenses	233	40	273	9	282
Other Operating Expenses	—	18	18	—	18
General and Administrative	—	21	21	—	21
Depreciation and Amortization	46	6	52	1	53
Net Interest Expense on Project Debt	3	—	3	—	3
Net Write-offs	9	—	9	—	9
Total Operating Expenses	$291	$85	$376	$10	$386

Operating Income (Loss)	$48	$(33)	$15	$—	$15

Operating Income (Loss) excluding Net Write-offs:	$57	$(33)	$24	$—	$24

(a) Supplemental information provided in order to present the financial performance of our North America EfW operations. “Other” within our North America segment includes all non-EfW operations, including transfer stations, landfills, e-waste, biomass facilities, construction and corporate overhead. This information is provided as supplemental detail only and is not intended to replace our North America reporting segment.

Note: Certain amounts may not total due to rounding

Covanta Holding Corporation					Exhibit 8B
Supplemental Information on Operations (a)
(Unaudited, $ in millions)

	Three Months Ended March 31, 2013
	North America
	EfW	Other	Total	Other	Consolidated
Revenue:
Waste and Service:
Waste and Service	$205	$12	$217	$1	$218
Debt Service	10	—	10	—	10
Other Revenues	1	1	2	—	2
Total Waste and Service	216	13	229	1	230
Recycled Metals:
Ferrous	12	—	12	—	12
Non-Ferrous	4	—	4	—	4
Total Recycled Metals	16	—	16	—	16
Energy:
Energy Sales	71	12	83	7	90
Capacity	10	2	12	—	12
Total Energy Revenue	81	14	95	7	102
Other Revenue	—	23	23	1	24
Total Revenue	$313	$50	$363	$9	$372

Operating Expenses:
Plant Operating Expenses:
Plant Maintenance	87	1	88	—	88
Other Plant Operating Expenses	146	38	184	8	192
Total Plant Operating Expenses	233	39	272	8	280
Other Operating Expenses	—	16	16	1	17
General and Administrative	—	20	20	1	21
Depreciation and Amortization	46	6	52	1	53
Net Interest Expense on Project Debt	3	—	3	—	3
Net Write-offs	—	—	—	—	—
Total Operating Expenses	$282	$81	$363	$11	$374

Operating Income (Loss)	$31	$(31)	$—	$(2)	$(2)

Operating Income (Loss) excluding Net Write-offs:	$31	$(31)	$—	$(2)	$(2)

(a) Supplemental information provided in order to present the financial performance of our North America EfW operations. “Other” within our North America segment includes all non-EfW operations, including transfer stations, landfills, e-waste, biomass facilities, construction and corporate overhead. This information is provided as supplemental detail only and is not intended to replace our North America reporting segment.

Note: Certain amounts may not total due to rounding

North America EfW											Exhibit 9
Revenue and Operating Income Changes - Q1 2013 to Q1 2014
(Unaudited, $ in millions)

		Same Store (a)						Contract Transitions (b)
	Q1 2013	Price	%	Volume	%	Total	%	Service Fee	PPA	Transactions(c)	Total Changes	Q1 2014
Waste and Service:

Waste and Service	$205	$3	1.3%	$8	4.0%	$11	5.3%	$—	$—	$4	$15	$221
Debt Service	10					—		(4)	—	—	(4)	6
Other Revenues	1					—		—	—	—	—	1
Total Waste and Service	216					11	4.9%	(4)	—	4	12	228

Recycled Metals:

Ferrous	12	1	11.7%	1	4.1%	2	15.7%	—	—	—	2	14
Non-Ferrous	4	—	5.4%	2	55.8%	2	61.2%	—	—	—	2	6
Total Recycled Metals	16	2	10.3%	2	15.6%	4	25.9%	—	—	—	4	20

Energy:

Energy Sales	71	6	8.1%	(2)	-2.1%	4	6.0%	—	5	2	11	83
Capacity	10					—	-0.1%	—	(2)	—	(2)	8
Total Energy Revenue	81					4	5.2%	—	3	2	9	91
Other Revenue	—					—	-100.0%	—	—	—	—	—
Total Revenue	$313					$19	6.1%	$(4)	$3	$7	$25	$339

Operating Expenses:

Plant Operating Expenses:

Plant Maintenance	$87					$(9)	-10.2%	$—	$—	$2	$(7)	$80
Other Plant Operating Expenses	146					4	2.8%	—	—	3	8	153
Total Plant Operating Expenses	233					(5)	-2.0%	—	—	5	1	233
Other Operating Expenses	—					—		—	—	—	—	—
General and Administrative	—					—		—	—	—	—	—
Depreciation and Amortization	46					(1)		—	—	1	—	46
Net Interest Expense on Project Debt	3					(1)		—	—	—	(1)	3
Total Operating Expenses	$282					$(7)		$—	$—	$6	$—	$282

Operating Income (Loss)	$31					$26		$(4)	$3	$—	$26	$57

(a) Reflects the performance at each facility on a comparable period-over-period basis, excluding the impacts of transitions and transactions.
(b) Includes the impact of the expiration of: (1) long-term major waste and service contracts, most typically representing the transition to a new contract structure, and (2) long-term energy contracts.

(c) Includes the impacts of acquisitions, divestitures and the addition or loss of operating contracts.

Note: Excludes Net Write-offs
Note: Certain amounts may not total due to rounding

NORTH AMERICA		Exhibit 10
OPERATING METRICS (Unaudited)

	Three Months Ended March 31,
	2013	2014
EfW Waste

Tons: (in millions)
Contracted	3.3	3.5
Internalized from Transfer Stations	0.1	0.2
Uncontracted	0.7	0.8
Total Tons	4.1	4.5

Total Contracted Tons (EfW + Transfer Stations)	3.5	3.7
% of EfW tons	84%	83%

Revenue per Ton:
Contracted	$49.74	$49.81
Internalized from Transfer Stations	$52.77	$51.08
Uncontracted	$49.98	$51.08
Average Revenue per Ton	$49.88	$50.08

EfW Energy
Energy Sales: (GWh)
Contracted	0.8	0.8
Hedged	0.2	0.3
Market	0.2	0.2
Total Energy Sales	1.2	1.3

Market Sales by Geography:
PJM East	0.1	0.1
NEPOOL	—	0.1
NYISO	—	—
Other	—	0.1

Revenue per MWh:
Contracted	$64.87	$70.78
Hedged	$39.75	$41.57
Market	$41.07	$86.20
Average Revenue per MWh	$58.17	$65.26

Metals
Tons Sold: (in thousands)
Ferrous	70	77
Non-Ferrous	4	6

Revenue per Ton:
Ferrous	$179	$201
Non-Ferrous	$929	$963

EfW Plant Operating Expenses ($ in millions)
Plant Operating Expenses - Gross	$251	$250
Less: Client Pass-Through Costs	(17)	(15)
Less: REC Sales - Contra Expense	(1)	(2)
Plant Operating Expenses - Reported	$233	$233

Client Pass-Throughs as % of Gross Costs	6.8%	6.1%

Note: Waste volume includes solid tons only. Metals and energy volume are presented net of client revenue sharing. Steam sales are converted to MWh equivalent at an assumed average rate of 11 klbs of steam / MWh. Uncontracted energy sales include sales under PPAs that are based on market prices.

Note: Certain amounts may not total due to rounding

Covanta Holding Corporation					Exhibit 11A
Supplemental Information on Operations (a)
(Unaudited, $ in millions)

	Three Months Ended June 30, 2013
	North America
	EfW	Other	Total	Other	Consolidated
Revenue:
Waste and Service:
Waste and Service	$233	$9	$242	$—	$242
Debt Service	10	—	10	—	10
Other Revenues	4	1	5	—	5
Total Waste and Service	247	10	257	—	257
Recycled Metals:
Ferrous	13	—	13	—	13
Non-Ferrous	4	—	4	—	4
Total Recycled Metals	17	—	17	—	17
Energy:
Energy Sales	73	11	84	7	91
Capacity	9	3	12	—	12
Total Energy Revenue	82	14	96	7	103
Other Revenue	—	32	32	2	34
Total Revenue	$346	$56	$402	$9	$411

Operating Expenses:
Plant Operating Expenses:
Plant Maintenance	57	6	63	1	64
Other Plant Operating Expenses	144	34	178	8	186
Total Plant Operating Expenses	201	40	241	9	250
Other Operating Expenses	(8)	32	24	1	25
General and Administrative	—	21	21	—	21
Depreciation and Amortization	46	6	52	—	52
Net Interest Expense on Project Debt	3	—	3	1	4
Net write-offs	4	—	4	—	4
Total Operating Expenses	$246	$99	$345	$11	$356

Operating Income (Loss)	$100	$(43)	$57	$(2)	$55

Plus: Net write-offs	4	—	4	—	4
Operating income (loss) excluding Net write-offs:	$104	$(43)	$61	$(2)	$59

(a) Supplemental information provided in order to present the financial performance of our North America EfW operations. “Other” within our North America segment includes all non-EfW operations, including transfer stations, landfills, e-waste, biomass facilities, construction and corporate overhead. This information is provided as supplemental detail only and is not intended to replace our North America reporting segment.

Note: Certain amounts may not total due to rounding

Covanta Holding Corporation					Exhibit 11B
Supplemental Information on Operations (a)
(Unaudited, $ in millions)

	Three Months Ended September 30, 2013
	North America
	EfW	Other	Total	Other	Consolidated
Revenue:
Waste and Service:
Waste and Service	$230	$13	$243	$—	$243
Debt Service	9	—	9	—	9
Other Revenues	2	1	3	—	3
Total Waste and Service	241	14	255	—	255
Recycled Metals:
Ferrous	14	—	14	—	14
Non-Ferrous	5	—	5	—	5
Total Recycled Metals	19	—	19	—	19
Energy:
Energy Sales	75	15	90	8	98
Capacity	12	7	19	—	19
Total Energy Revenue	87	22	109	8	117
Other Revenue	—	34	34	—	34
Total Revenue	$347	$70	$417	$8	$425

Operating Expenses:
Plant Operating Expenses:
Plant Maintenance	33	3	36	—	36
Other Plant Operating Expenses	149	37	186	8	194
Total Plant Operating Expenses	182	40	222	8	230
Other Operating Expenses	(5)	31	26	1	27
General and Administrative	—	20	20	—	20
Depreciation and Amortization	46	5	51	1	52
Net Interest Expense on Project Debt	3	—	3	—	3
Net write-offs	9	3	12	—	12
Total Operating Expenses	$235	$99	$334	$10	$344

Operating Income (Loss)	$112	$(29)	$83	$(2)	$81

Plus: Net write-offs	9	3	12	—	12
Operating income (loss) excluding Net write-offs:	$121	$(26)	$95	$(2)	$93

(a) Supplemental information provided in order to present the financial performance of our North America EfW operations. “Other” within our North America segment includes all non-EfW operations, including transfer stations, landfills, e-waste, biomass facilities, construction and corporate overhead. This information is provided as supplemental detail only and is not intended to replace our North America reporting segment.

Note: Certain amounts may not total due to rounding

Covanta Holding Corporation					Exhibit 11C
Supplemental Information on Operations (a)
(Unaudited, $ in millions)

	Three Months Ended December 31, 2013
	North America
	EfW	Other	Total	Other	Consolidated
Revenue:
Waste and Service:
Waste and Service	$244	$11	$255	$1	$256
Debt Service	6	—	6	—	6
Other Revenues	2	2	4	—	4
Total Waste and Service	252	13	265	1	266
Recycled Metals:
Ferrous	16	—	16	—	16
Non-Ferrous	5	—	5	—	5
Total Recycled Metals	21	—	21	—	21
Energy:
Energy Sales	79	10	89	8	97
Capacity	9	3	12	—	12
Total Energy Revenue	88	13	101	8	109
Other Revenue	1	25	26	—	26
Total Revenue	$362	$51	$413	$9	$422

Operating Expenses:
Plant Operating Expenses:
Plant Maintenance	41	4	45	1	46
Other Plant Operating Expenses	147	32	179	7	186
Total Plant Operating Expenses	188	36	224	8	232
Other Operating Expenses	—	26	26	2	28
General and Administrative	—	19	19	1	20
Depreciation and Amortization	47	6	53	—	53
Net Interest Expense on Project Debt	2	—	2	1	3
Net gains	—	(1)	(1)	—	(1)
Total Operating Expenses	$237	$86	$323	$12	$335

Operating Income (Loss)	$125	$(35)	$90	$(3)	$87

Plus: Net gains	—	(1)	(1)	—	(1)
Operating income (loss) excluding Net gains:	$125	$(36)	$89	$(3)	$86

(a) Supplemental information provided in order to present the financial performance of our North America EfW operations. “Other” within our North America segment includes all non-EfW operations, including transfer stations, landfills, e-waste, biomass facilities, construction and corporate overhead. This information is provided as supplemental detail only and is not intended to replace our North America reporting segment.

Note: Certain amounts may not total due to rounding

NORTH AMERICA				Exhibit 11D
OPERATING METRICS (Unaudited) - Summary of 2013 by Quarter

	Three Months Ended				Twelve Months Ended
	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	December 31, 2013
EfW Waste

Tons: (in millions)
Contracted	3.3	3.7	3.8	3.7	14.5
Internalized from Transfer Stations	0.1	0.1	0.2	0.2	0.6
Uncontracted	0.7	0.8	0.9	0.8	3.2
Total Tons	4.1	4.6	4.9	4.7	18.3

Total Contracted Tons (EfW + Transfer Stations)	3.5	4.0	4.0	3.9	15.4
% of EfW tons	84%	84%	83%	82%	83%

Revenue per Ton:
Contracted	$49.74	$48.05	$45.86	$51.50	$48.73
Internalized from Transfer Stations	$52.77	$52.66	$52.00	$53.78	$52.80
Uncontracted	$49.98	$53.92	$52.48	$54.15	$52.79
Average Revenue per Ton	$49.88	$49.23	$47.24	$52.05	$49.57

EfW Energy
Energy Sales: (GWh)
Contracted	0.8	0.9	0.9	0.9	3.5
Hedged	0.2	0.2	0.2	0.3	0.9
Market	0.2	0.2	0.3	0.3	1.0
Total Energy Sales	1.2	1.3	1.4	1.5	5.4

Market Sales by Geography:
PJM East	0.1	0.1	0.2	0.2	0.6
NEPOOL	—	0.1	0.1	0.1	0.3
NYISO	—	—	—	—	—
Other	—	—	—	—	—

Revenue per MWh:
Contracted	$64.87	$63.82	$63.42	$63.57	$63.92
Hedged	$39.75	$39.86	$38.60	$38.37	$39.01
Market	$41.07	$37.99	$41.88	$42.35	$40.88
Average Revenue per MWh	$58.17	$55.97	$55.09	$55.07	$56.01

Metals
Tons Sold: (in thousands)
Ferrous	70	75	84	82	311
Non-Ferrous	4	5	5	6	20

Revenue per Ton:
Ferrous	$179	$176	$172	$185	$178
Non-Ferrous	$929	$841	$876	$792	$852

EfW Plant Operating Expenses ($ in millions)
Plant Operating Expenses - Gross	$251	$221	$200	$210	$882
Less: Client Pass-Through Costs	(17)	(18)	(16)	(20)	(71)
Less: REC Sales - Contra Expense	(1)	(2)	(2)	(2)	(7)
Plant Operating Expenses - Reported	$233	$201	$182	$188	$804

Client Pass-Throughs as % of Gross Costs	6.8%	8.1%	7.9%	9.6%	8.0%

Note: Waste volume includes solid tons only. Metals and energy volume are presented net of client revenue sharing. Steam sales are converted to MWh equivalent at an assumed average rate of 11 klbs of steam / MWh. Uncontracted energy sales include sales under PPAs that are based on market prices.

Note: Certain amounts may not total due to rounding

Discussion of Non-GAAP Financial Measures

We use a number of different financial measures, both United States generally accepted accounting principles (“GAAP”) and non-GAAP, in assessing the overall performance of our business. To supplement our assessment of results prepared in accordance with GAAP, we use the measures of Adjusted EBITDA, Free Cash Flow, and Adjusted EPS, which are non-GAAP measures as defined by the Securities and Exchange Commission. The non-GAAP financial measures of Adjusted EBITDA, Free Cash Flow, and Adjusted EPS as described below, and used in the tables above, are not intended as a substitute or as an alternative to net income, cash flow provided by operating activities or diluted income per share as indicators of our performance or liquidity or any other measures of performance or liquidity derived in accordance with GAAP. In addition, our non-GAAP financial measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes.

The presentations of Adjusted EBITDA, Free Cash Flow and Adjusted EPS are intended to enhance the usefulness of our financial information by providing measures which management internally use to assess and evaluate the overall performance of its business and those of possible acquisition candidates, and highlight trends in the overall business.

Adjusted EBITDA

We use Adjusted EBITDA to provide further information that is useful to an understanding of the financial covenants contained in the credit facilities as of March 31, 2014 of our most significant subsidiary, Covanta Energy, through which we conduct our core waste and energy services business, and as additional ways of viewing aspects of its operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our core business. The calculation of Adjusted EBITDA is based on the definition in Covanta Energy’s credit facilities as of March 31, 2014, which we have guaranteed. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, as adjusted for additional items subtracted from or added to net income. Because our business is substantially comprised of that of Covanta Energy, our financial performance is substantially similar to that of Covanta Energy. For this reason, and in order to avoid use of multiple financial measures which are not all from the same entity, the calculation of Adjusted EBITDA and other financial measures presented herein are ours, measured on a consolidated basis for continuing operations, less the results of operations of our insurance subsidiaries.

Under the credit facilities as of March 31, 2014, Covanta Energy is required to satisfy certain financial covenants, including certain ratios of which Adjusted EBITDA is an important component. Compliance with such financial covenants is expected to be the principal limiting factor which will affect our ability to engage in a broad range of activities in furtherance of our business, including making certain investments, acquiring businesses and incurring additional debt. Covanta Energy was in compliance with these covenants as of March 31, 2014. Failure to comply with such financial covenants could result in a default under these credit facilities, which default would have a material adverse affect on our financial condition and liquidity.

These financial covenants are measured on a trailing four quarter period basis and the material covenants are as follows:
- maximum Covanta Energy leverage ratio of 4.00 to 1.00, which measures Covanta Energy’s Consolidated Adjusted Debt (which is the principal amount of its consolidated debt less certain restricted funds dedicated to repayment of project debt principal and construction costs) to its Adjusted EBITDA (which for purposes of calculating the leverage ratio and interest coverage ratio, is adjusted on a pro forma basis for acquisitions and dispositions made during the relevant period); and

- minimum Covanta Energy interest coverage ratio of 3.00 to 1.00, which measures Covanta Energy’s Adjusted EBITDA to its consolidated interest expense plus certain interest expense of ours, to the extent paid by Covanta Energy.

In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EBITDA for the three months ended March 31, 2014 and 2013, reconciled for each such period to net income from continuing operations and cash flow provided by operating activities from continuing operations, which are believed to be the most directly comparable measures under GAAP.

Free Cash Flow

Free Cash Flow is defined as cash flow provided by operating activities from continuing operations, excluding the cash flow provided by or used in our insurance subsidiaries, less maintenance capital expenditures, which are capital expenditures primarily to maintain our existing facilities. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions, invest in construction of new projects, make principal payments on debt, or amounts we can return to our stockholders through dividends and/or stock repurchases.

In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow for the three months ended March 31, 2014 and 2013, reconciled for each such period to cash flow provided by operating activities from continuing operations, which we believe to be the most directly comparable measure under GAAP.

Adjusted EPS

Adjusted EPS excludes certain income and expense items that are not representative of our ongoing business and operations, which are included in the calculation of Diluted Earnings Per Share in accordance with GAAP. The following items are not all-inclusive, but are examples of reconciling items in prior comparative and future periods. They would include the results of operations of our insurance subsidiaries, write-off of assets and liabilities, the effect of derivative instruments not designated as hedging instruments, significant gains or losses from the disposition or restructuring of businesses, gains and losses on assets held for sale, transaction-related costs, income and loss on the extinguishment of debt and other significant items that would not be representative of our ongoing business.

We will use the non-GAAP measure of Adjusted EPS to enhance the usefulness of our financial information by providing a measure which management internally uses to assess and evaluate the overall performance and highlight trends in the ongoing business.

In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EPS for the three months ended March 31, 2014 and 2013, reconciled for each such period to diluted income per share from continuing operations, which is believed to be the most directly comparable measure under GAAP.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this press release constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta Holding Corporation and its subsidiaries (“Covanta”) or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Covanta cautions investors that any forward-looking statements made by us are not guarantees or indicative of future performance. Important factors, risks and uncertainties that could cause actual results to differ materially from those forward-looking statements include, but are not limited to:

•	seasonal or long-term fluctuations in the prices of energy, waste disposal, scrap metal and commodities, and our ability to renew or replace expiring contracts at comparable pricing;

•	adoption of new laws and regulations in the United States and abroad, including energy laws, environmental laws, labor laws and healthcare laws;

•	our ability to avoid adverse publicity relating to our business expansion efforts;

•	advances in technology;

•
difficulties in the operation of our facilities, including fuel supply and energy delivery interruptions, failure to obtain regulatory approvals, equipment failures, labor disputes and work stoppages, and weather interference and catastrophic events;

•	failure to maintain historical performance levels at our facilities and our ability to retain the rights to operate facilities we do not own;

•	difficulties in the financing, development and construction of new projects and expansions, including increased construction costs and delays;

•	our ability to realize the benefits of long-term business development and bear the costs of business development over time;

•	our ability to utilize net operating loss carryforwards;

•	limits of insurance coverage;

•	our ability to avoid defaults under our long-term contracts;

•	performance of third parties under our contracts and such third parties' observance of laws and regulations;

•	concentration of suppliers and customers;

•	geographic concentration of facilities;

•	increased competitiveness in the energy and waste industries;

•	changes in foreign currency exchange rates;

•	limitations imposed by our existing indebtedness and our ability to perform our financial obligations and guarantees and to refinance our existing indebtedness;

•	exposure to counterparty credit risk and instability of financial institutions in connection with financing transactions;

•	the scalability of our business;

•	restrictions in our certificate of incorporation and debt documents regarding strategic alternatives;

•	failures of disclosure controls and procedures and internal controls over financial reporting;

•	our ability to attract and retain talented people;

•	general economic conditions in the United States and abroad, including the availability of credit and debt financing; and

•
other risks and uncertainties affecting our businesses described in Item 1A. Risk Factors of Covanta's Annual Report on Form 10-K for the year ended December 31, 2013 and in other filings by Covanta with the SEC.

Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and we do not have, or undertake, any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.